Exhibit 10.11

AMENDMENT TO

SOUTHEASTERN GROCERY HOLDINGS, LLC

2012 EXECUTIVE INCENTIVE POOL PLAN

(f/k/a BI-LO HOLDING, LLC

2012 EXECUTIVE INCENTIVE POOL PLAN)

This amendment (“Amendment”) to the Southeastern Grocery Holdings, LLC 2012 Executive Incentive Pool Plan (f/k/a BI-LO Holding, LLC 2012 Executive Incentive Pool Plan) (the “Plan”) is entered into and effective as of this 19th day of September, 2013. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Plan.

Section 5.1 of the Plan is hereby deleted in its entirety and replaced with the following:

Section 5.1 Amount of Incentive Pool Payments. The value of the benefit to be paid to or with respect to Participant pursuant to this Article 5 shall be determined as of the closing date of each Monetization Event by (a) dividing the number of the Participant’s vested Pool Units by the maximum number of Pool Units available for issuance pursuant under the Plan as set forth in Section 3.4 hereof, (b) multiplying the quotient obtained in Section 5.1(a) by the applicable CD Participation Amount or ME Participation Amount credited to the Incentive Pool pursuant to Section 3.3 and Exhibit A hereof, and (c) subtracting from the product obtained in Section 5.1(b) all prior payments made to the Participant pursuant to this Section 5.1.

IN WITNESS WHEREOF, the undersigned Committee has executed this Amendment effective as of the date set forth above.

/s/ Brad Boggess
Brad Boggess